ARTICLES OF INCORPORATION

OF

NUVEEN MUNICIPAL QUALITY FUND, INC.

* * * * * *

THIS IS TO CERTIFY:

That the undersigned does hereby establish a corporation under and by virtue of the Minnesota Business Corporation Act, Chapter 302A, Minnesota Statutes and does hereby adopt the following Articles of Incorporation.

FIRST: The name and address of the incorporator signing these Articles of Incorporation are as follows:

Name	Address

John E. McTavish	333 West Wacker Drive Chicago, Illinois 60606

SECOND: The name of the Corporation is: Nuveen Municipal Quality Fund, Inc. (the “Corporation”).

THIRD: The purposes for which the Corporation is formed and the business to be carried on and promoted by it are as follows:

To hold, invest, and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise sell, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon securities and other negotiable or non-negotiable instruments, obligations and evidences of indebtedness created or issued by any persons, firms, associations, corporations, syndicates, combinations, organizations, governments or subdivisions thereof, and generally deal in any such securities and other negotiable or non-negotiable instruments, obligations and evidences of indebtedness; and to exercise, as owner or holder of any securities or other instruments, all rights, powers, and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement, and enhancement in value of any and all such securities or other instruments and, in general, to conduct the business of an closed-end investment company as that term is defined in the Act of Congress entitled the Investment Company Act of 1940, as amended;

To issue and sell shares of its own capital stock from time to time on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation thereto, securities) now or hereafter permitted by the laws of the State of Minnesota and by these Articles of Incorporation as its Board of Directors may determine; and

To engage in any lawful act or activity for which corporations may be organized under the Minnesota Business Corporation Act.

The enumeration herewith of the objects and purposes of the Corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the Corporation is empowered to exercise, whether expressly by force of the laws of the State of Minnesota now or hereafter in effect, or impliedly by the reasonable construction of such laws.

FOURTH: The address of the registered office of the Corporation in the State of Minnesota is 405 Second Avenue South, Minneapolis, Minnesota 55401. The name of its resident agent at such address is CT Corporation System, Inc.

FIFTH: The total number of shares of stock which the Corporation is authorized to issue is One Hundred Fifty Million (150,000,000) shares of common stock, par value $.01 per share and of the aggregate par value of One Million Five Hundred Thousand Dollars ($1,500,000) (the “Common Stock”), all of which shall be of the same class and have equal voting rights. The Common Stock shall be subject to the following restrictions, conditions, and provisions:

(a) In the event of the liquidation or dissolution of the Corporation, the holders of the Common Stock shall be entitled to receive pro rata the net distributable assets of the Corporation.

(b) The holders of shares of the Common Stock shall not, as such holders, have any right to acquire, purchase or subscribe for any shares of Common Stock or securities of the Corporation which it may hereafter issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares acquired by it after the issuance thereof, or otherwise), other than such right, if any, as the Board of Directors of the Corporation in its discretion may determine.

(c) Dividends, when, as and if declared by the Board of Directors, shall be shared equally by the holders of Common Stock on a share for share basis. Unless a holder of Common Stock directs otherwise, any such dividends so declared and distributed shall be automatically reinvested in full and fractional shares of the Corporation; provided, however, that the Board of Directors may direct that any such dividends be paid to said holder, or, alternatively, may direct that any such dividends be paid rather than so reinvested unless such holder elects to have them reinvested.

(d) If any shares of Common Stock shall have been purchased or otherwise reacquired by the Corporation in accordance with law, all shares so purchased or otherwise reacquired shall be retired automatically, and such retired shares shall have the status of authorized but unissued shares of Common Stock and the number of authorized shares of Common Stock of the Corporation shall not be reduced by the number of any shares retired.

(e) The value of the net assets of the Corporation as of any relevant time shall be determined by such person or persons (which term shall include any firm, corporation, trust, or association) as the Board of Directors of the Corporation, from time to time, may authorize, such determination to be made in accordance with generally accepted accounting principles by deducting from the gross value of the assets belonging to the Corporation at such time the amount of all liabilities, including expenses incurred or accrued and unpaid, such reservations as may be established to cover (i) taxes in respect of net realized gains and potential taxes to be paid in respect of the excess, if any, of the unrealized gains over unrealized losses and (ii) any other liabilities, and such other deductions as may be determined by or under the authority of the Board of Directors. The net asset value per share of the Corporation’s Common Stock shall be determined at the time or times hereinbelow set forth by dividing the value of the net assets of the Corporation by the total number of outstanding shares (excluding treasury shares). The Board of Directors is empowered, in its absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary in order to enable the Corporation to comply with, or are deemed by it to be desirable provided they are not inconsistent with, any provision of the Investment Company Act of 1940 as amended, or any rule or regulation thereunder. The net asset value per share of the Corporation’s Common Stock shall be determined as of the close of trading on the last day of each week on which the New York Stock Exchange (the “Exchange”) is open for trading.

In determining the gross value of the assets of the Corporation, portfolio securities and other assets will be valued at fair value using methods determined in good faith by the Board of Directors.

The Corporation may suspend the determination of net asset value (i) during any period when the Exchange is closed (other than customary weekend and holiday closings), (ii) when trading in the markets the Corporation normally utilizes is restricted, or an emergency exists as determined by the Securities and Exchange Commission (the “Commission”) so that disposal of the Corporation’s investments or determination of its net asset value is not reasonably practical, or (iii) for such other periods as the Commission may be order permit for protection of the holders of shares of the Common Stock.

(f) Shares of Common Stock shall be issued from time to time either for cash or for such other considerations (which may be in any one or more instances a certain specified consideration or certain specified considerations) as the Board of Directors, from time to time, may deem advisable, in the manner and to the extent now or hereafter permitted by the laws of the State of Minnesota; provided, however, that the consideration (or the value thereof as determined by the Board of Directors) per share to be received by the Corporation upon the issuance or sale of any share (including treasury shares) shall not be less than the par value thereof and not less than the net asset value per share of the Corporation’s Common Stock determined as provided in Paragraph (e) of this article FIFTH as of a time not earlier than the close of business on the last day of the next preceding week on which the Exchange was open for trading and not later than the close of business on the last day of the week on which the shares are sold or, if the Exchange is not open for trading on that day, not later than the close of trading on the next day on which the Exchange is open for business, as the Board of Directors shall determine.

(g) The Corporation may issue share of its Common Stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of Common Stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the Corporation, but excluding the right to receive a certificate representing fractional shares.

SIXTH: The initial number of directors of the Corporation shall be eight, and the following persons shall act as directors until the first regular meeting of shareholders or until their successors are duly chosen and qualified: Richard J. Franke, Royce A. Hoyle, Jr., Margaret K. Rosenheim, Robert G. Sether, Charles R. Standen, Donald E. Sveen, Frank P. Wendt, and William R. Wilkerson. The By-Laws of the Corporation may fix the number of directors at a number greater or less than eight and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors fixed by these Articles of Incorporation or by the By-Laws within limits specified in the By-Laws and to fill the vacancies created by any such increase in the number of directors.

SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders.

(a) All corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise provided by law; provided, subject to the provisions of paragraph (c) of this Article SEVENTH, the Board of Directors may delegate the management of the assets of the Corporation and such other functions as it may deem reasonable and proper to an Investment Adviser, as such term is hereinbelow defined, pursuant to a written contract. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

(b) A contract or other transaction between the Corporation and any of its directors or between the Corporation and an organization in which any of its directors is a director, officer, or legal representative or has a material financial interest is not void or voidable because the director or directors or other organizations are parties or because the director or directors are present at the meeting of shareholders or the board or a committee at which the contract or transaction is authorized, approved or ratified, if: (i) the contract or transaction was, and the person asserting the validity of the contract or transaction sustains the burden of establishing that the contract or transaction was, fair and reasonable as to the corporation at the time it was authorized, approved, or ratified; (ii) the material facts as to the contract or transaction and as to the director’s or directors’ interest are fully disclosed or known to the shareholders and the contract or transaction is approved in good faith by the holders of a majority of the outstanding shares, but shares owned by the interested director or directors shall not be counted in determining the presence of a quorum and shall not be voted; or (iii) the material facts as to the contract or transaction and as to the director’s or directors’ interest are fully disclosed or known to the board or a committee, and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a majority of the board or committee, but the interested director or directors shall not be counted in determining the presence of a quorum and shall not vote.

(c) The Corporation may enter into a written contract with one or more persons (which term shall include any firm, corporation, trust or association), hereinafter referred to as the “Investment Adviser”, to act as investment adviser to the Corporation and as such to perform such functions as the Board of Directors may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions. Any such contract shall be subject to the approval of those persons required by the Investment Company Act of 1940 to approve such contract, and shall be terminable at any time upon not more than 60 days’ notice by resolution of the Board of Directors or by vote of a majority of the outstanding shares of Common Stock.

Subject to the provisions of paragraph (b) of this Article SEVENTH, any such contract may be made with any firm or corporation in which any director or directors of the Corporation may be interested. The compensation of the Investment Adviser may be based upon a percentage of the value of the net assets of the Corporation, a percentage of the income or gross realized or unrealized gain of the Corporation, or a combination thereof, or otherwise, as may be provided in such contract.

Upon the termination of any contract with Nuveen Advisory Corp., or any corporation affiliated with John Nuveen & Co. Incorporated, acting as Investment Adviser, the Board of Directors is hereby authorized to promptly change the name of the Corporation to a name which does not include “Nuveen” or any approximation or abbreviation thereof.

(d) The Board of Directors shall have authority to appoint and enter into a written contract or contracts with an underwriter or distributor or distributors as agent or agents for the sale of shares of the Corporation and to pay such underwriter, distributor or distributors and agent or agents such amounts as the Board of Directors may in its discretion deem reasonable and proper. Subject to the provisions of paragraph (b) of this Article SEVENTH, any such contract may be made with any firm or corporation, including, without limitation, the Investment Adviser, or any firm or corporation in which any director or directors of the Corporation or the Investment Adviser may be interested.

(e) The Board of Directors is hereby empowered to authorize the issuance from time to time of any class or series of class of shares of Common Stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations and restrictions as may be set forth in these Articles of Incorporation or in the By-Laws of the Corporation, or in the laws of the State of Minnesota.

(f) The Board of Directors shall have the power to make, alter, amend or repeal the By-Laws of the Corporation, and to adopt any new By-Laws, except to the extent that the By-Laws may otherwise provide; provided, however, that any such By-laws may be altered, amended or repealed, or new By-Laws may be adopted, by the shareholders of the Corporation.

(g) The Board of Directors shall have power from time to time to set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and to abolish any such reserve.

(h) Any determination made by or pursuant to the direction of the Board of Directors in good faith and consistent with the provisions of these Articles of Incorporation as to any of the following matters shall be final and conclusive and shall be binding upon the Corporation and every holder at any time of shares of Common Stock, namely: the amount of the assets, obligations, liabilities and expenses of the Corporation; the amount of the net income of the Corporation from dividends and interest for any period and the amount of assets at any time legally available for the payment of dividends or distributions; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges were created shall have been paid or discharged; the market value, or any quoted price to be applied in determining the market value, of any security owned or held by the Corporation; the fair value of any security for which quoted prices are not readily available, or of any other asset owned or held by the Corporation; the number of shares of the Corporation issued or issuable; the net asset value per share; any matter relating to the acquisition, holding and depositing of securities and other assets by the Corporation; any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of, any securities, and any matter relating to the issue, sale, repurchase, and/or other acquisition or disposition of shares of Common Stock of the Corporation. No provision of these Articles of Incorporation shall be effective to (i) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Commission thereunder, or (ii) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

EIGHTH: To the maximum extent permitted by the Minnesota Business Corporation Act, as from time to time amended, the Corporation shall indemnify its currently acting and its former directors, officers, employees and agents, and those persons who, at the request of the Corporation serve or have served another corporation, partnership, joint venture, trust or other enterprise in one or more such capacities. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding (including costs connected with the preparation of a settlement) may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, if authorized by the Board of Directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay that amount of the advance which exceeds the amount which it is ultimately determined that he is entitled to receive from the Corporation by reason of indemnification as authorized herein; provided, however, that prior to making any such advance at least one of the following conditions shall have been met: (1) the indemnitee shall provide a security for his undertaking, (2) the Corporation shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the disinterested, non-party directors of the Corporation, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

Nothing in these Articles of Incorporation or in the By-Laws shall be deemed to protect or provide indemnification to any director or officer of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (“disabling conduct”), and the Corporation shall not indemnify any of its officers or directors against any liability to the Corporation or to its security holders unless a determination shall have been made in the manner provided hereafter that such liability has not arisen from such officer’s or director’s disabling conduct. A determination that an officer or director is entitled to indemnification shall have been properly made if it is based upon (1) a final decision on the merits by a court or other body before whom the proceeding was brought that the indemnitee was not liable by reason of disabling conduct or, (2) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of disabling conduct, by (a) the vote of a majority of a quorum of directors who are neither “interested persons” of the Corporation as defined in the Investment Company Act of 1940 nor parties to the proceeding, or (b) an independent legal counsel in a written opinion.

NINTH: The existence of the Corporation shall be perpetual.

TENTH: Any action required or permitted to be taken by the board of directors may be taken by written action signed by that number of directors that would be required to take the same action at a meeting of the board at which all directors were present.

ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Articles of Incorporation, in the manner now or hereafter prescribed by statute upon the affirmative vote of a majority of the outstanding shares of Common Stock of the Corporation, and any contract rights conferred upon the shareholders are granted subject to this reservation.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation on this 7th day of April, 1987.

/s/ John E. McTavish
Incorporator

/s/ Andrew C. Riley
Witness

STATE OF ILLINOIS	)
	)	SS
COUNTY OF COOK	)

I, Jane Bensley, a notary public, in and for the County of Cook in the state of Illinois, do hereby certify that John E. McTavish personally known to me to be the same person whose name is subscribed to the foregoing Articles of Incorporation, appeared before me this day in person and acknowledged that he signed and delivered the foregoing Articles of Incorporation as his free and voluntary act, for the uses and purposes therein set forth.

Given under my hand and official seal this 7th day of April, 1987.

/s/ Jane Bensley
Notary Public

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